Exhibit 10.1

Alder BioPharmaceuticals, Inc. Non-Employee Director Compensation Information

In September 2015, our Board of Directors amended our non-employee director compensation policy, pursuant to which we compensate our non-employee directors with an annual cash retainer. Each such director receives an annual base cash retainer of $40,000 for such service, to be paid monthly. The non-executive chairperson of our Board of Directors receives an additional annual base cash retainer of $20,000 for such service, to be paid monthly.

The policy also provides that we compensate the members of our Board of Directors for service on our committees as follows:

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The chairperson of our Audit Committee receives an annual cash retainer of $15,000 for such service, paid monthly, and each of the other members of the Audit Committee receives an annual cash retainer of $7,500, paid monthly.

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The chairperson of our Compensation Committee receives an annual cash retainer of $10,000 for such service, paid monthly, and each of the other members of the Compensation Committee receives an annual cash retainer of $5,000, paid monthly.

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The chairperson of our Nominating and Corporate Governance Committee receives an annual cash retainer of $7,000 for such service, paid monthly, and each of the other members of the Nominating and Corporate Governance Committee receives an annual cash retainer of $3,500, paid monthly.

The policy, as amended, further provides for the grant of equity awards as follows:

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Upon a non-employee director’s election to our Board of Directors, such director will receive an option to purchase 30,000 shares of our common stock. One-third of the shares subject to each stock option will vest on the one-year anniversary of the date of grant, one-third of the shares subject to each stock option will vest on the two-year anniversary of the date of grant and one-third of the shares subject to each stock option will vest on the three year anniversary of the date of grant, such that the option is fully vested on the third anniversary of the date of grant, subject to the director’s continued service through each such vesting date and will vest in full upon a change in control.

•	On the date of each annual meeting of stockholders, each non-employee director will receive an option to purchase an additional 15,000 shares of our common stock.

Each of these options will be granted with an exercise price equal to the fair market value of our common stock on the date of such grant.